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                                                                       EXHIBIT 2





                               POWER OF ATTORNEY


         The undersigned does hereby appoint Kristin S. Schloemer its true and lawful attorney, to execute for it and in its name (whether acting for itself or as a partner of or agent for another) any documents relating to regulatory filings (including, without limitation, Schedule 13D or Schedule 13G and any amendments thereto and any Initial Statement of Beneficial Ownership of Securities on Form 3 and any Statement of Change in Beneficial Ownership on Form
4) which may be required or appropriate to be filed on its behalf with the Securities and Exchange Commission or any other regulatory authority or issuer with respect to the purchase of shares of Greyhound Lines, Inc. by Motor Coach Industries Limited on January 13, 1995, and any and all instruments necessary or incidental therewith, hereby granting unto said attorney full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do directly, hereby ratifying and approving the act of said attorney.



         In witness thereof the undersigned hereunto set his hand this 20th day of January, 1995.



                                       Consorcio G Grupo Dina, S.A. de C.V.



                                       By: /s/ Alejandro Giordano Trejo
                                           ----------------------------
                                       Name: Ajejandro Giordano Trejo